EXHIBIT I
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                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT dated as of August 31, 2001 among LABONE, INC., a Missouri corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE IX, L.P., a Delaware limited partnership ("WCAS"), and the several other persons listed on the signature pages hereto (together with WCAS and their respective successors and assigns, each individually an "Investor" and collectively, the "Investors"). Defined terms used herein but not otherwise defined herein shall have the meanings provided for them in the Securities Purchase Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Investors and the Company are party to a Securities Purchase Agreement dated as of August 31, 2001 (the "Securities Purchase Agreement") pursuant to which the Company has agreed to (A) sell to the Investors, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Initial Warrants and the Series A Notes and (B) grant to the Investors certain rights to acquire, subject to the terms and conditions set forth in the Securities Purchase Agreement, (i) the Series C-1 Preferred Shares and/or the Series C-2 Preferred Shares and (ii) the Series B Notes and the Additional Warrants (together with the Initial Warrants, the "Warrants"); and

          WHEREAS, in order to induce the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby, the Company has agreed to grant to the Investors the registration rights set forth herein with respect to (A) the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares (collectively, the "Preferred Shares") and (B) the shares of common stock, par value $.01 per share, of the Company ("Common Stock") issuable upon conversion of the Preferred Shares and the exercise of the Warrants;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below:

          "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.


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          "Registrable Stock" means, at any time, (i) the Series B-1 Preferred
     Shares, the Series B-2 Preferred Shares, the Series C-1 Preferred Shares and the Series C-2 Preferred Shares, (ii) the Series B-1 Preferred Shares issuable upon conversion of the Series B-2 Preferred Shares, (iii) the Series C-1 Preferred Shares issuable upon conversion of the Series C-2 Preferred Shares, (iv) the Common Stock issuable upon conversion or exchange of the Series B-1 Preferred Shares (including any shares issued upon conversion of the Series B-2 Preferred Shares) and/or the Series C-1 Preferred Shares (including any shares issued upon conversion of the Series C-2 Preferred Shares) under the terms of the certificates of designation relating thereto, (v) the Common Stock issuable upon exercise of the Warrants and (vi) any shares of stock issuable with respect to the foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, in each case only so long as such shares have not been sold by the Investors to the public pursuant to an effective registration statement under, or pursuant to Rule 144 under, the Securities Act.

          "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

          SECTION 2. Registration Rights.

          (a) Demand Registration Rights. Subject to paragraph 2(c) below, if the Company shall at any time be requested by a majority-in-interest of the Investors, in a writing that states the number and kind of shares of Registrable Stock to be sold and the intended method of disposition thereof (each such written request, a "Demand Request"), to effect a registration under the Securities Act of all or any portion of the Registrable Stock then held by such requesting Investors, the Company shall immediately notify in writing (each such notice, a "Demand Registration Notice") each Investor (other than the requesting Investors) of such proposed registration and shall use its reasonable best efforts to register under the Securities Act (each such registration, a "Demand Registration"), for public sale in accordance with the method of disposition specified in such Demand Request, the number and kind of shares of Registrable Stock specified in such Demand Request (plus the number and kind of shares of Registrable Stock specified in any written requests for registration of shares of Registrable Stock that are received from other Investors receiving the Demand Registration Notice within 30 days after receipt by such other Investors of such Demand Registration Notice); provided, that no Investor or group of Investors shall have the right to request a Demand Registration unless the reasonably anticipated aggregate net proceeds to the requesting Investor(s) (which shall be specified in the Demand Request delivered in connection therewith) exceeds $2,500,000. The Company shall not be obligated pursuant to this paragraph 2(a) to effect more than two Demand Registrations.

          (b) Short-Form Registration Rights. The Company shall use its reasonable best efforts to continue to qualify at all times for registration of secondary offerings on Form S-3 or any successor thereto. Subject to Section 2(c) below, if (x) the Company is eligible to register shares of Registrable Stock on Form S-3 or a successor form and (y) it is requested by one or more

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Investor(s), in a writing that states the number and kind of shares of
Registrable Stock to be sold and the intended method of disposition thereof (each such written request, a "Short Form Request"), to effect a registration on Form S-3 or such successor form (a "Short Form Registration") of all or any portion of the Registrable Stock then held by such requesting Investor, the Company shall immediately notify in writing (each such notice, a "Short Form Registration Notice") each Investor (other than the requesting Investors) of such proposed registration and shall use its reasonable best efforts to register on Form S-3 or such successor form, for public sale in accordance with the method of disposition specified in such Short Form Request, the number and kind of shares of Registrable Stock specified in such Short Form Request (plus the number and kind of shares of Registrable Stock specified in any written requests for registration of shares of Registrable Stock that are received from other Investors receving the Short Form Registration Notice within 30 days after receipt by such other Investors of such Short Form Registration Notice); provided, that no Investor or group of Investors shall have the right to request a Short Form Registration unless the reasonably anticipated aggregate net proceeds to the requesting Investor(s) (which shall be specified in the Short Form Request delivered in connection therewith) exceeds $2,500,000.

          (c) Certain Provisions Relating to Demand Registrations and Short Form Registrations. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be obligated to effect any registration under
Section 2(a) or 2(b) above except in accordance with the following provisions:

          (i) the obligations of the Company under Section 2(a) or 2(b) above, as the case may be, to effect a registration shall be deemed satisfied only
     (A) when a registration statement covering all of the shares of Registrable Stock specified (except that such number of shares may be reduced, if necessary, pursuant to Section 2(c)(iii) by up to twenty (20%) percent) in the applicable Demand Request or Short Form Request, as the case may be, and in each notice delivered by any other Investor requesting registration of Registrable Stock in response to the Demand Registration Notice or Short Form Registration Notice, as the case may be, for sale in accordance with the intended method of disposition specified by the requesting Investors, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, (x) all such shares of Registrable Stock shall have been sold pursuant thereto or (y) all of the conditions to closing specified in the underwriting agreement shall have been satisfied or shall not have been satisfied solely as a result of an act or omission of an Investor or (B) if a Demand Request or Short-Form Demand Request is withdrawn at any time by Investors other than as a result of a material adverse change in the business, results of operations, financial condition or prospects of the Company or other than pursuant to paragraph 2(f) hereof following receipt of a Deficiency Notice;

          (ii) so long as the Company has provided written notice to each Investor in compliance with Section 2(d) below of a prior registration statement or of its good faith intention to file within thirty (30) days thereafter a registration statement pursuant to which shares of Common Stock or any other equity securities (or other securities convertible into equity securities) of the Company are to be (or were to be) sold to the

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     public (other than a registration statement on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto) or any other form not available for registering the Registrable Stock for sale to the public), the Company shall not be obligated under Section 2(a) or 2(b) above to file and cause to become effective any registration statement if such prior registration statement was filed prior to the delivery of the applicable Demand Request or Short Form Request or is filed within thirty
     (30) days after such Demand Request or Short Form Request, as the case may be (and such prior registration statement has not been withdrawn); provided, that the Company shall not be permitted to delay a requested registration under Section 2(a) or 2(b) above in reliance on this Section 2(c)(ii) for more than 90 days following the effective date of such registration statement or more than once in any twelve month period;

          (iii) if the proposed method of disposition specified by the requesting Investors shall be an underwritten public offering, the number of shares of Registrable Stock to be included in such an offering may be reduced (pro rata among the Investors seeking to include Registrable Stock in such offering based on the number of shares of Registrable Stock so requested to be registered by such Investors) if and to the extent that, in the good faith opinion of the managing underwriter of such offering, inclusion of all shares would adversely affect the marketing (including, without limitation, the offering price) of the Registrable Stock to be sold; provided, that the number of shares of Registrable Stock to be included therein by the Investors may not be reduced if any other securities are to be included in such offering on behalf of Company or any other person;

          (iv) in the event that the proposed method of disposition specified by the requesting Investors shall be an underwritten public offering, the managing underwriter (which shall be a nationally recognized investment banking firm reasonably acceptable to the Company) shall be selected by a majority-in-interest of the Investors seeking to include Registrable Stock in such offering;

          (v) the Company shall be entitled to include in any registration referred to in Section 2(a) or 2(b) above, as the case may be, for sale in accordance with the method of disposition specified by the requesting Investors, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter of such offering (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing (including, without limitation, the offering price) of the Registrable Stock to be sold;

          (vi) except as provided in Section 2(c)(ii) and Section 2(c)(v) above and except for registrations on Forms S-4 or S-8 or any successor form, the Company will not effect any other registration of its Common Stock or any other equity securities (or other securities convertible into equity securities) of the Company, whether for its own account or that of other holder(s), from the date of receipt of a Demand Request or the date of receipt of a Short Form Request, as the case may be, until the completion of the period of distribution of the registration contemplated thereby;

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          (vii) if any Investor (other than the requesting Investors) requests that some or all of such Investor's shares of Registrable Stock be included in an offering initiated pursuant to Section 2(a) or 2(b) above, and the registration is to be, in whole or in part, an underwritten public offering, such request by such other Investor shall specify that such Investor's Registrable Stock is to be included in the underwriting on the same terms and conditions as the shares of Registrable Stock otherwise being sold through the underwriter; and

          (viii) if, while a Demand Request or Short-Form Request is pending, the Company determines in good faith that the filing of a registration statement would require the disclosure of a material transaction or another set of material facts and such disclosure would either have a material adverse effect on such material transaction or the Company and its subsidiaries (taken as a whole), then the Company shall not be required to effect a registration pursuant to Section 2(a) or 2(b) above, as the case may be, until the earlier of (A) the date upon which such material information is otherwise disclosed to the public or ceases to be material and (B) 90 days after the Company makes such good faith determination; provided, that the Company shall not be permitted to delay a requested registration under Section 2(a) or 2(b) above in reliance on this Section 2(c)(viii): (x) more than twice in any consecutive twelve-month period or for more than an aggregate of 90 days in any consecutive twelve-month period, (y) unless all directors and senior officers of the Company have also agreed to refrain from selling, exercising, or converting any equity securities, or other securities convertible into equity securities, of the Company they may own during the period of such delay and (z) within a six-month period after the Company has delayed a requested registration pursuant to Section 2(c)(ii) above or an Investor is required to refrain from selling Registrable Stock pursuant to Section 2(e) hereof.

          (d) Piggyback Registration Rights. If at any time the Company proposes to register any of its Common Stock or any other equity securities (or other securities convertible into equity securities) of the Company under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than a registration on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto) or any other form not available for registering the Registrable Stock for sale to the public), it will give written notice (each such notice a "Piggyback Notice") at such time to each Investor of its intention to do so. Upon the written request of any Investor, given within 30 days after receipt by such Investor of the Piggyback Notice, to register any of its Registrable Stock (which request shall state the amount and kind of Registrable Stock to be so registered and the intended method of disposition thereof), the Company will use its reasonable best efforts to cause the Registrable Stock, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by such Investor (in accordance with its written request) of such Registrable Stock so registered; provided, that nothing herein shall prevent the Company from abandoning or delaying such registration at any time. In the event that any registration referred to in this Section 2(d) shall be, in whole or in part, an underwritten public offering, such Registrable Stock shall be included in the underwriting on the same terms and
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conditions as the shares otherwise being sold through underwriters under such registration. The number of shares of Registrable Stock to be included in such an underwritten offering may be reduced (pro rata among the requesting Investors based upon the number of shares of Registrable Stock so requested to be registered), but only after any amounts requested to be included by security holders other than the Company have been reduced to zero and if and to the extent that the managing underwriter of such offering shall be of the good faith opinion that such inclusion would adversely affect the marketing (including, without limitation, the offering price) of the securities to be sold by the Company in such offering.

          (e) Holdback Agreement. Notwithstanding anything to the contrary contained in this Agreement, (A) if there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Registrable Stock and an Investor is offered an opportunity to sell in compliance with Section 2(a), 2(b) or 2(d) above, as applicable, but does not elect to sell its Registrable Stock to the underwriters of the Company's securities in connection with such offering, such Investor shall refrain from selling such Registrable Stock during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, that such Investor shall, in any event, be entitled to sell its Registrable Stock commencing on the 90th day after the effective date of such registration statement; and (B) if there is a firm commitment underwritten public offering of securities of the Company by the Company, each Investor agrees that, except to the extent otherwise permitted to participate in such offering pursuant to
Section 2(d) above, upon the request of the managing underwriter in such offering, such Investor shall not sell Registrable Stock held by such Investor for a period of 90 days from the effective date of the registration statement relating thereto.

          (f) Certain Registration Procedures. If and whenever the Company is required by the provisions of this Section 2 to use its reasonable best efforts to effect the registration of Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

          (i) prepare (and afford counsel for the selling Investors reasonable opportunity to review and comment thereon) and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of distribution contemplated thereby (determined as hereinafter provided);

          (ii) prepare (and afford counsel for the selling Investors reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution contemplated thereby (determined as hereinafter provided) and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the selling Investors' intended method of disposition set forth in such registration statement for such period of distribution;

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          (iii) furnish to each selling Investor and to each underwriter such number of copies of the registration statement and the prospectus included therein (including, without limitation, each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

          (iv) use its reasonable best efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request; provided, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(f)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any jurisdiction;

          (v) immediately notify each selling Investor under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (vi) use its reasonable best efforts (if the offering is underwritten) to furnish, at the request of any selling Investor, on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (A) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to each selling Investor, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and
     (3) to such other effects as may reasonably be requested by counsel for the underwriters or by the selling Investors or their counsel, and (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including, without

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     limitation, information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or such selling Investors may reasonably request; and

          (vii) make available for inspection by each selling Investor, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the selling Investors or underwriters, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any of such selling Investors, underwriters, attorneys, accountants or agents in connection with such registration statement and permit such selling Investors, underwriters, attorneys, accountants or agents to participate in the preparation of such registration statement.

For purposes of Sections 2(f)(i) and 2(f)(ii) above (as well as Sections 2(c)(vi) and 2(e) above), the "period of distribution" of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the sale of all Registrable Stock covered thereby, but in either case, such period shall not extend beyond the 90th day after the effective date of the registration statement filed in connection therewith. If an Investor receives a notification from the Company pursuant to Section 2(f)(v) that a registration statement or prospectus contains an untrue statement or omission (a "Deficiency Notice"), then such Investor shall: (i) keep the fact of such notification and its contents confidential and
(ii) immediately suspend all sales of securities of the Company and any use of the registration statement or prospectus as to which the notification applies, until such time as such Investor receives notification (a "Cure Notice") from the Company that an amendment to the registration statement or a supplement to the prospectus has been filed correcting said untrue statement or omission. In the event the Company shall give a Deficiency Notice, (x) the maximum time period for the period of distribution set forth above shall be extended by the number of days during the period from and including the date of the giving of the Deficiency Notice to and including the date when each such Investor shall have received the copies of the supplemented or amended prospectus and (y) unless each such Investor receives a Cure Notice within two (2) business days following its receipt of such Deficiency Notice, then, in the case of a Demand Registration, the majority-in-interest of the Investors requesting such Demand Registration may withdraw their Demand Request and preserve it for use at a later date.

          (g) Information From Selling Investors. In connection with each registration hereunder, Investors selling Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

          (h) Underwriting Agreement. In connection with any registration pursuant to this Section 2 that covers an underwritten public offering, the Company and Investors selling Registrable Stock each agree to enter into a written agreement with the managing underwriter
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selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters, selling stockholders and a company of the Company's size and investment stature; provided, that (i) such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and (ii) the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and, except in the case of a registration pursuant to Section 2(d) above, Investors holding a majority of the Registrable Stock being sold in such offering.

          (i) Expenses. The Company will pay all Registration Expenses (as defined below) incurred in complying with Section 2 of this Agreement. All Selling Expenses (as defined below) incurred in connection with any registered offering of securities that, pursuant to this Section 2, includes Registrable Stock, shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree. All expenses incident to performance of or compliance by the Company with Section 2 hereof, including, without limitation, all Commission, stock exchange, Nasdaq or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees (including, without limitation, fees and expenses incurred in connection with the listing of the Common Stock of the Company on any securities exchange or exchanges or Nasdaq), printing, distribution and related expenses, fees and disbursements of counsel and independent public accountants for the Company, all fees and expenses incurred in connection with compliance with state securities or blue sky laws and the rules of the NASD or any securities exchange, transfer taxes and fees of transfer agents and registrars, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions and stock transfer taxes applicable to the sale of Registrable Stock are herein called "Selling Expenses".

          SECTION 3. INDEMNIFICATION RIGHTS AND OBLIGATIONS IN RESPECT OF REGISTERED OFFERINGS OF REGISTRABLE STOCK.

          (a) Company Indemnification of Selling Investors. In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 of this Agreement, the Company will indemnify and hold harmless each seller of Registrable Stock thereunder and each other person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which such seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that
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the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller or such controlling person in writing specifically for use in such registration statement or prospectus, and provided, further, that the indemnity agreement contained in this Section 3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

          (b) Selling Investor Indemnification of the Company and the Other Selling Stockholders. In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 of this Agreement, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, and each other seller of Registrable Stock and each person who controls any such other seller of Registrable Stock, against all losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which the Company or such officer or director or underwriter or other seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter, other seller of Registrable Stock and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Registrable Stock covered by such registration statement; provided, further, that the indemnity agreement contained in this Section 3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such seller of Registrable Stock (which consent shall not be unreasonably withheld).

          (c) Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this
Section 3. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity was sought hereunder by such indemnified party unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnification of underwriters provided for in this Section 3 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters.

          (d) Contribution. If the indemnification provided for in Sections 3(a) and 3(b) above is unavailable or insufficient to hold harmless an indemnified party under such Sections in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Registrable Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including, without limitation, the failure to give any notice under Section 3(c) above. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such Registrable Stock, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Investors agrees that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if all of the sellers of such Registrable Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this Section, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, the sellers of such Registrable Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Registrable Stock sold by each of them was offered to the public exceeds the amount of any damages which they are otherwise required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          SECTION 4. Rule 144. The Company agrees with the Investors it shall file any and all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, or, if the Company is not required to file any such reports, it shall, upon the written request of any Investor, make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act. Upon the written request of any Investor, the Company shall promptly furnish to such Investor a written statement by the Company as to its compliance with the reporting requirements set forth in this Section 4.

          SECTION 5. Duration of Agreement. The provisions of Section 2 of this Agreement shall terminate at such time as the Investors own in the aggregate Registrable Stock or securities convertible into or exerciseable for Registrable Stock constituting less than one percent (1%) of the outstanding Common Stock (on a Common Stock equivalent basis).

          SECTION 6.  Miscellaneous.

          (a) Additional Registration Rights. Without the consent of a majority-in-interest of the Investors, the Company shall not grant any registration rights to any other person that are inconsistent or conflict with the registration rights granted hereunder.

          (b) Headings. Headings of sections of this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

          (c) Severability. Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses contained herein. If one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with applicable law, and no other provision hereof shall be affected by such holding, limitation or reduction.

          (d) Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The rights and obligations of the parties hereto shall not be assigned without the consent of the Company, in the case of any assignment by an Investor, or a majority-in-interest of the Investors, in the case of any assignment by the Company, and any attempted assignment in violation of this Section 6(d) shall be null and void; provided, that, the Investors' rights hereunder are assignable to any transferee of the Preferred Shares or the Warrants or any Registrable Stock issued or issuable upon conversion thereof other than (i) transfers pursuant to an effective registration statement under, or pursuant to Rule 144 under, the Securities Act and (ii) transfers of less than one percent (1%) of the Registrable Stock then issued or issuable upon conversion or exercise of outstanding securities, determined on a Common Stock equivalent basis (except any such transfer to any other Investor, any Affiliate of WCAS or, in the case of any Investor other than WCAS, to any family member or trust for the benefit of such Investor or such family members). Notwithstanding the foregoing, such rights may only be assigned provided that the following additional conditions are satisfied: (a) such transfer is effected in accordance with applicable securities laws, (b) such transferee agrees in writing to be subject to the terms of this Agreement as an "Investor" hereunder and (c) the Company is given written notice of such transfer, specifying the name and address of the transferee and identifying the securities transferred with respect to which rights are being assigned.

          (e) Entire Agreement; Modification. This Agreement together with the Securities Purchase Agreement supercede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing signed by the Company and a majority-in-interest of the Investors. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

          (f) Notices. All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service, transmitted by facsimile or mailed by registered or certified mail, postage prepaid, as follows:

                  If to the Company, to it at:

                           10101 Renner Boulevard
                           Lenexa, Kansas 66219
                           Attention: Joseph C. Benage, Esq.
                           Facsimile: (913) 859-6832

                  with a copy to:

                           Morrison & Hecker LLP
                           2600 Grand Avenue
                           Kansas City, MO 64108-4606
                           Attention: Whitney F. Miller, Esq.
                           Facsimile: (816) 474-4208

                  If to any Investor, to such Investor:

                           c/o Welsh, Carson, Anderson & Stowe
                           320 Park Avenue, Suite 2500
                           New York, New York 10022-6815
                           Attention:  Paul B. Queally
                           Facsimile: (212) 893-9566

                  with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111
                           Attention:  Othon A. Prounis, Esq.
                           Fax:  (212) 841-5725

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto. Such notices, requests, instructions and other documents shall be deemed given or delivered (i) five business days following sending by registered or certified mail, postage prepaid, (ii) one business day following sending by national overnight courier service, (iii) when sent, if sent by facsimile (but only if such facsimile is actually received) or (iv) when delivered, if delivered by hand.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any or all such counterparts may be executed by facsimile.

          (h) Changes in Registrable Stock. If, and as often as, there are any changes in the Registrable Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Registrable Stock as so changed and the Company shall make appropropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting Parent thereof) shall agree, as a condition to the consummation of any such transaction, to expressly assume the Company's obligations hereunder.

          (i) Specific Performance. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

          (j) Governing Law. This Agreement and all disputes arising out of or relating to this Agreement, its subject matter, the performance by the parties of their respective obligations hereunder or the claimed breach hereof, whether in tort, contract or otherwise, shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law principles.

          (k) Interpretation. As used herein, the words "hereof", "herein", "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the word "Section" refers to a Section of this Agreement unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References herein to a "majority-in-interest" of the Investors or to a"majority-in-interest" of the requesting Investors shall refer to those Investors holding a majority of the shares of Registrable Stock or securities convertible into or exchangeable for Registrable Stock (determinated on a Common Stock equivalent (i.e., as converted, as exercised) basis) held by all such Investors or requesting Investors, as the case may be.

                            [signature pages follow]

                  IN WITNESS WHEREOF, the Company and the Investors have executed this Registration Rights Agreement as of the day and year first above written.


                                        The Company:
                                        -----------

                                        LABONE, INC.



                                        By:  /s/ W. Thomas Grant II
                                           ----------------------------------
                                        Name:   W. Thomas Grant II
                                        Title:  President

                                        The Investors:
                                        -------------

                                        WELSH, CARSON, ANDERSON &
                                           STOWE IX, L.P.

                                        By: WCAS IX Associates LLC,
                                             Its General Partner



                                        By:  /s/ Jonathan M. Rather
                                           ----------------------------------
                                           Jonathan M. Rather
                                           Managing Member

                                         WCAS MANAGEMENT CORPORATION



                                         By:  /s/ Jonathan M. Rather
                                            ----------------------------------
                                            Jonathan M. Rather
                                            Treasurer

                                         Patrick J. Welsh
                                         Russel Carson
                                         Bruce K. Anderson
                                         Thomas E. McInerney
                                         Robert A. Minicucci
                                         Lawrence B. Sorrel
                                         Anthony J. De Nicola
                                         Paul B. Queally
                                         IRA FBO Jonathan M. Rather
                                         D. Scott Mackesy
                                         Sanjay Swani
                                         John D. Clark
                                         IRA FBO James R. Mathews
                                         Sean Traynor
                                         John Almeida
                                         Eric J. Lee



                                         By:  /s/ Jonathan M. Rather
                                            ----------------------------------
                                         Jonathan M. Rather
                                         as Attorney-in-Fact